                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 21, 1994

                               MCN CORPORATION
            (Exact name of registrant as specified in its charter)

       MICHIGAN                 1-10070            38-2820658
State of Incorporation     (Commission File     (I.R.S. Employer
                                Number)         Identification No.)

 500 GRISWOLD STREET, DETROIT, MICHIGAN               48226
(Address of principal executive offices)           (Zip Code)

             Registrant's telephone number, including area code:
                                (313) 256-5500

ITEM 5. OTHER EVENTS

        On October 19, 1994, MCN Corporation issued the following press release:

             MCN CORPORATION REPORTS SEASONAL THIRD QUARTER LOSS

DETROIT, October 19, 1994 -- MCN Corporation (NYSE: MCN) today reported a seasonal third quarter loss of $15.6 millon or $.52 a share. In last year's third quarter, MCN lost $11.2 million or $.38 a share. As expected, this year's third quarter loss was greater than last year's because of the timing, on a quarterly basis, of certain increased operating expenses and the revenues generated from a January 1994 rate increase, which was intended to recover such expenses.

Chairman, President and Chief Executive Officer Alfred R. Glancy III said, "Given the seasonal decline in demand for natural gas in our utility business during the summer, we typically experience a third quarter loss. However," he said, "the continued excellent performance of our nonutility businesses helped offset some of this loss. As anticipated, these results keep us on track for another year of record financial results in 1994."

For the nine months ended September 30, MCN earned $57 million or $1.92 a share compared to $44.8 million or $1.53 a share for the same period last year. For the twelve months ended September 30, MCN earned $85.1 millon or $2.87 a share compared to $58.5 million or $2.01 a share for the prior twelve-month period. Earnings for the nine- and twelve-month periods were higher primarily because of the effect of colder weather on utility sales earlier in the year and increased nonutility earnings from gas production and marketing operations.

UTILITY SERVICES

In outlining the performance of the company's two major business segments, Glancy said MCN's utility services lost $19.5 million or $.65 a share during the third quarter compared to a loss of $13 million or $.44 a share during the third quarter of 1993.

Higher third quarter operating expenses, primarily postretirement health care costs and depreciation, exceeded additional revenues from the January 1994 MichCon rate order. By comparison, the rate order resulted in higher first quarter earnings since additional revenues are realized on a volumetric basis, the bulk of which occur in the first and fourth quarters.

Colder weather boosted earnings for utility services for the nine months ended September 30 to $44.8 million or $1.51 a share compared to $41.9 million or $1.43 a share during the same period in 1993. Likewise, for the twelve months ended September 30, utility services earned $65.5 million or $2.21 a share versus $52.9 million or $1.82 a share during the comparable prior twelve-month period.

NONUTILITY SERVICES

Earnings from MCN's nonutility businesses more than doubled to $3.9 million or $.13 a share during the third quarter from $1.8 million or $.06 a share in the third quarter of 1993.

Gas exploration and production (E&P) operations produced 4.8 billion cubic feet (Bcf) in the third quarter of 1994, boosting earnings. By comparison, MCN's E&P program, launched in late 1992, produced approximately 1 Bcf of natural gas during last year's third quarter. Through September, year-to-date natural gas production was 10.9 Bcf.

E&P, gas marketing and computer operations services contributed to higher nine- and twelve-month results. For the nine months ended September 30, nonutility services earned $12.3 million or $.41 a share compared to $2.9 million or $.10 a share during the nine months ended last September 30. For the twelve months ended September 30, nonutility services earned $19.6 million or $.66 a share versus $5.6 million or $.19 a share during the similar twelve-months ended period.

Glancy concluded, "With the seasonal increase in demand for natural gas in the final quarter of the year, we anticipate we will produce record results for 1994."

MCN Corporation is a $1.5 billion (revenues) holding company for Michigan Consolidated Gas Company (MichCon), a natural gas distribution and transmission company serving 1.1 million customers in more than 500 communities throughout Michigan; for Citizens Gas Fuel Company, a Michigan natural gas utility; and for MCN Investment Corporation, which owns subsidiaries involved in gas exploration and production, marketing, cogeneration, gas storage, gathering and processing, and computer operations services.


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
                       MCN CORPORATION AND SUBSIDIARIES
                     NEWS RELEASE STATISTICS (Unaudited)


                                                 Three Months Ended      Nine Months Ended        Twelve Months Ended
                                                    September 30,           September 30,             September 30,
                                                 ------------------      -----------------        -------------------
                                                  1994       1993        1994         1993         1994         1993
                                                  ----       ----        ----         ----         ----         ----
                                                             (Thousands Except Per Share Amounts)

Operating Revenues . . . . . . . . . . . . . .  $204,389   $182,732   $1,133,713   $1,031,874   $1,581,493   $1,484,527

Operating Expenses . . . . . . . . . . . . . .   220,994    192,136    1,024,704      943,644    1,416,828    1,365,146
                                                --------   --------   ----------   ----------   ----------   ----------

Operating Income (Loss)
  Utility Services . . . . . . . . . . . . . .   (21,368)   (12,498)      93,725       83,836      137,593      109,799
  Nonutility Services:
    Gas Services:
      Gas Marketing & Cogeneration . . . . . .      (225)       380        4,173         (870)      10,943        1,535
      Gas Gathering & Processing . . . . . . .     1,891      1,862        5,949        5,914        8,950        8,672
      Exploration & Production . . . . . . . .     3,563        947        6,805          821        8,098          834
    Computer Operations Services . . . . . . .     1,645      1,885        4,470        3,073        6,589        3,849
    Corporate & Other  . . . . . . . . . . . .    (2,111)    (1,980)      (6,113)      (4,544)      (7,508)      (5,308)
                                                --------   --------   ----------   ----------   ----------   ----------
                                                   4,763      3,094       15,284        4,394       27,072        9,582
                                                --------   --------   ----------   ----------   ----------   ----------
  Total  . . . . . . . . . . . . . . . . . . .   (16,605)    (9,404)     109,009       88,230      164,665      119,381
                                                --------   --------   ----------   ----------   ----------   ----------
Equity in Earnings (Loss) of Joint Ventures
  Gas Storage  . . . . . . . . . . . . . . . .     1,817      2,907        6,009        6,949        7,788        6,851
  Gas Marketing & Cogeneration . . . . . . . .      (143)      (270)        (961)      (1,082)      (1,270)      (1,484)
  Gas Gathering & Processing . . . . . . . . .       399        409        1,356        1,596        1,881        1,735
  Other  . . . . . . . . . . . . . . . . . . .      (173)      (361)        (716)        (795)      (1,669)      (1,042)
                                                --------   --------   ----------   ----------   ----------   ----------
    Total  . . . . . . . . . . . . . . . . . .     1,900      2,685        5,688        6,668        6,730        6,060
                                                --------   --------   ----------   ----------   ----------   ----------

Other Income and (Deductions)  . . . . . . . .   (12,693)    (9,969)     (34,044)     (26,961)     (49,948)     (38,110)
                                                --------   --------   ----------   ----------   ----------   ----------

Income (Loss) Before Income Taxes  . . . . . .   (27,398)   (16,688)      80,653       67,937      121,447       87,331

Income Tax (Benefit) Provision . . . . . . . .   (11,828)    (5,468)      23,624       23,175       36,390       28,860
                                                --------   --------   ----------   ----------   ----------   ----------

Net Income (Loss)  . . . . . . . . . . . . . .  $(15,570)  $(11,220)  $   57,029   $   44,762   $   85,057   $   58,471
                                                ========   ========   ==========   ==========   ==========   ==========

Earnings (Loss) Per Share
  Utility Services . . . . . . . . . . . . . .  $   (.65)  $   (.44)  $     1.51   $     1.43   $     2.21   $     1.82
  Nonutility Services  . . . . . . . . . . . .       .13        .06          .41          .10          .66          .19
                                                --------   --------   ----------   ----------   ----------   ----------
    Total  . . . . . . . . . . . . . . . . . .  $   (.52)  $   (.38)  $     1.92   $     1.53   $     2.87   $     2.01
                                                ========   ========   ==========   ==========   ==========   ==========

Average Common Shares Outstanding  . . . . . .    29,746     29,374       29,647       29,277       29,598       29,102
                                                ========   ========   ==========   ==========   ==========   ==========

Dividends Paid Per Share . . . . . . . . . . .  $    .43   $    .42   $     1.29   $     1.26   $     1.72   $     1.68
                                                ========   ========   ==========   ==========   ==========   ==========

Gas Markets (MMcf)
  Utility Services:
    Gas Sales  . . . . . . . . . . . . . . . .    13,767     16,139      148,176      139,940      213,608      205,302
    End User Transportation  . . . . . . . . .    28,011     24,226      103,486       92,590      139,539      127,731
    Intermediate Transportation  . . . . . . .    58,364     70,278      232,404      206,221      307,299      266,384
                                                --------   --------   ----------   ----------   ----------   ----------
      Total  . . . . . . . . . . . . . . . . .   100,142    110,643      484,066      438,751      660,446      599,417
                                                --------   --------   ----------   ----------   ----------   ----------

  Nonutility Services:
    Gas Sales  . . . . . . . . . . . . . . . .    35,270     22,144      109,054       89,955      141,948      123,443
    Transportation . . . . . . . . . . . . . .     4,433      5,584       14,788       16,529       20,099       22,471
                                                --------   --------   ----------   ----------   ----------   ----------
      Total  . . . . . . . . . . . . . . . . .    39,703     27,728      123,842      106,484      162,047      145,914
                                                --------   --------   ----------   ----------   ----------   ----------

  Total Utility and Nonutility . . . . . . . .   139,845    138,371      607,908      545,235      822,493      745,331
                                                --------   --------   ----------   ----------   ----------   ----------

  Less Intercompany Transactions . . . . . . .       791      4,425        9,809       14,643       12,572       18,736
                                                --------   --------   ----------   ----------   ----------   ----------

  Total  . . . . . . . . . . . . . . . . . . .   139,054    133,946      598,099      530,592      809,921      726,595
                                                ========   ========   ==========   ==========   ==========   ==========

Nonutility Gas Production (MMcf) . . . . . . .     4,798        748       10,892          986       12,213          999
                                                ========   ========   ==========   ==========   ==========   ==========
Effect of Weather
  Degree Days  . . . . . . . . . . . . . . . .        82        202        4,537        4,342        6,870        6,659
  Percent Colder (Warmer) than Normal  . . . .       N/A        N/A          2.6%        (2.5)%        1.2%        (2.4)%
  Increase (Decrease) from Normal in:
    Gas Markets (MMcf) . . . . . . . . . . . .      (833)       887        5,581       (3,260)       4,513       (5,240)
    Net Income . . . . . . . . . . . . . . . .  $   (805)  $    788   $    5,051   $   (2,784)  $    4,139   $   (4,491)
    Earnings Per Share . . . . . . . . . . . .  $   (.03)  $    .03   $      .17   $     (.10)  $      .14   $     (.15)


MMcf -- million cubic feet





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
                                  SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            MCN CORPORATION

                                         By /s/ Daniel L. Schiffer
                                            ------------------------------
                                            Daniel L. Schiffer
                                            Vice President, General Counsel
                                              and Secretary

Date:  October 21, 1994